EXHIBIT 21

SUBSIDIARIES OF THE NAUTILUS GROUP, INC.

Nautilus Direct, Inc., a Washington corporation

Nautilus Human Performance Systems, Inc., a Virginia corporation

Nautilus, Inc., a Washington corporation

The Nautilus Group Sales Corporation, a Washington corporation

DFI Properties, LLC, a Virginia limited liability company

BFI Advertising, Inc., a Washington corporation

DFI Leaseco, LLC, a Washington limited liability company

Nautilus/Schwinn Fitness Group, Inc., a Colorado corporation

DF Hebb Industries, Inc., a Texas corporation

StairMaster Health & Fitness Products, Inc., a Washington corporation

The Nautilus Health & Fitness Group International Holdings, S.A., a Swiss corporation

The Nautilus Health & Fitness Group International, S.A., a Swiss corporation

The Nautilus Health & Fitness Group Switzerland, S.A., a Swiss corporation

The Nautilus Health & Fitness Group Germany GmbH, a German corporation

The Nautilus Health & Fitness Group UK Ltd., a United Kingdom corporation

The Nautilus Health & Fitness Group Italy S.r.l., an Italian corporation